UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2013

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive, Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

952-996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 21, 2013, the Communications Systems, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 8,523,720 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 7,750,638 shares or 90.9 % were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the final results of the votes cast at the meeting:

1.                   To elect two directors of the Company to serve three-year terms until the 2016 next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Gerald D. Pint	4,142,838	1,353,937	2,253,863
Curtis A. Sampson	4,125,345	1,371,430	2,253,863

2.                   To ratify and approve the appointment of Deloitte and Touche, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

For	Against	Abstain
7,550,866	191,067	8,705

Based on the shares voted at the Annual Meeting, the shareholders elected each of Mr. Pint and Mr. Sampson as directors of the Company for three-year terms ending at the 2016 Annual Meeting of Shareholders, and ratified and approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

Item 8.01      Other Events

On May 22, 2013, the Company issued a press release reporting the results of its 2013 Annual Meeting of Shareholders and announcing that its Board of Directors declared a quarterly dividend of $0.16 per share payable on July 1, 2013 to shareholders of record on June 14, 2013.

Item 9.01      Financial Statements and Exhibits

The following is filed as an exhibit to this Report on Form 8-K:

Exhibit No.	Exhibit Description
99.1	Press Release dated May 22, 2013, “Communications Systems, Inc. Holds 2013 Annual Shareholders Meeting and Announces Payment of Quarterly Dividend.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/	William G. Schultz
William G. Schultz
President and Chief Executive Officer

Date: May 23, 2013